UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) On December 31, 2011

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

AIMCO PROPERTIES, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	0-24497	84-1275621
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4582 SOUTH ULSTER STREET PARKWAY SUITE 1100, DENVER, CO		80237
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective December 31, 2011, AIMCO-GP, Inc. (the “General Partner”), a wholly owned subsidiary of Apartment Investment and Management Company, a Maryland corporation (“Aimco”), and the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the “Partnership”), entered into the Sixth Amendment (the “Amendment”) to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”). The Amendment provides that, in lieu of redemption rights upon the occurrence of a change in control of Aimco, holders of the Partnership’s Class I High Performance Units (“HPU”) will have redemption rights only commencing after December 31, 2016. Each HPU entitles the holder to receive distributions and allocations of income and loss from the Partnership in the same amounts and at the same times as a holder of a common unit of the Partnership. Titahotwo Limited Partnership RLLLP (“Titahotwo”), a registered limited liability limited partnership for which Terry Considine serves as the general partner and holds a 0.5% ownership interest, holds 1,589,372 HPUs. Mr. Considine is the Chairman of the Board and Chief Executive Officer of Aimco and the General Partner.

A copy of the Amendment is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Sixth Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 3, 2012

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 3, 2012

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, INC.,
Its General Partner

/s/ Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer